UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2011

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On November 21, 2011, PartnerRe Ltd. (the “Company”) announced that its Board of Directors had approved an increase in the Company’s share repurchase authorization for a total 7 million common shares, effective immediately. This authorization supersedes the Company’s previous authorization announced in December 2010. To date in 2011, the Company has repurchased 3.7 million common shares. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference into this Item 8.01.

Item 9.01    Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description
99.1	Press Release of PartnerRe Ltd., dated November 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	November 22, 2011	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Index to Exhibits

Exhibit No.	Description
99.1	Press Release of PartnerRe Ltd., dated November 21, 2011